                                                                       EXHIBIT C

                              SCHEDULE OF PURCHASES
                             -----------------------

        Everest Partners Limited Partnership acquisitions of BYL Bancorp:

Date              Shares (#)             Price/Share ($)           Cost
----              ----------             ---------------        ---------
                                              ($)
07/14/00            5,000                   9.5030              47,515.00
07/21/00            5,000                   8.8780              44,390.00
07/25/00            2,000                   8.6325              17,265.00



        Becker acquisitions of BYL Bancorp:

Date            Shares (#)             Price/Share ($)            Cost
----            ----------             ---------------         ---------
                                            ($)
07/13/00          4,800                   9.5200               45,696.00
07/14/00          2,500                   9.5200               23,800.00



        JAM and Jacobs acquisitions of BYL Bancorp: None in last 60 days.


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